UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

July 20, 2009
Date of Report (date of Earliest Event Reported)

EnterConnect, Inc.
(Exact Name of Registrant as Specified in its Charter)

NEVADA	333-145487	20-8002991
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 Century Center Court
Suite 650
San Jose, California
 (Address of principal executive offices and zip code)

(408) 441-9500
 (Registrant’s telephone number, including area code)

N/A
 (Former name or former address, if changed from last report)

[Missing Graphic Reference]

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS

On July 13, 2009, EnterConnect, Inc. (the “Company”) received a letter from resignation from Mr. Sam Jankovich as a member of the Company’s Board of Directors (the “Board”) and also as CEO, President and Treasurer, effective immediately. Mr. Jankovich state that his resignation was due to health issues.

On July 21, 2009, the Board elected Messrs. Pat Brassill and Graeme Boorer as members of the Company’s Board of Directors (the “Board”). Mr. Brassill was also appointed as the Company’s Chief Executive Officer, Secretary and Treasurer.

Following the election of Messrs Brassil and Boorer to the Board, the Company received the written resignation of Mr. Michael Wainstein as a member of the Board.

Mr. Brassill, since 1992 to the present has been the President and CEO of Tattoo Distributing, Inc., a global producer and supplier of protective sporting goods serving major brands in baseball and football industries. Mr. Brassill earned his B.S. degree in Business Administration. Mr. Brassill is not a director of any other publicly registered company.

Mr. Boorer, age 58, is a consultant for Customer Strategies International Pty Ltd., located in Roseville, Australia and has held this position for the last 21 years.

Mr. Boorer is not a director of any other publicly registered company.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERCONNECT, INC.

Date: July 20, 2009                                                               By:            /s/ MICHAEL WAINSTEIN
Name:       MICHAEL WAINSTEIN
Title:         Chief Executive Officer